Registration No. 333-_____

    As filed with the Securities and Exchange Commission on October 31, 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ---------------------

                                  E-Z-EM, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                 11-1999504
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

                                 717 Main Street
                            Westbury, New York 11590
               (Address of Principal Executive Offices) (Zip Code)

                       E-Z-EM, Inc. 1983 Stock Option Plan
          E-Z-EM, Inc. 1984 Directors and Consultants Stock Option Plan
                    E-Z-EM, Inc. Employee Stock Purchase Plan
                            (Full title of the plan)

                               Anthony A. Lombardo
                                  E-Z-EM, Inc.
                                 717 Main Street
                            Westbury, New York 11590
                                  516-333-8230
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               Guy P. Lander, Esq.
                       Davies Ward Phillips & Vineberg LLP
                         625 Madison Avenue, 12th Floor
                            New York, New York 10022

                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to be         Amount to be              Proposed Maximum            Proposed Maximum           Amount of
      Registered                    Registered           Offering Price Per Share    Aggregate Offering Price   Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
     Common Stock              1,395,780 Shares(1)(3)            $5.96(4)                  $8,318,849               $765.34
par value, $.10 per share        725,924 Shares(2)(3)           $7.625(5)                  $5,535,171               $509.24
---------------------------------------------------------------------------------------------------------------------------------
          Total                2,121,704 Shares                                           $13,854,019             $1,274.58(6)
---------------------------------------------------------------------------------------------------------------------------------

----------
(1) Consists of shares of Common Stock underlying options granted under the 1983 Stock Option Plan (the "1983 Plan") and the 1984 Directors and Consultants Stock Option Plan (the "1984 Plan").

(2) Consists of shares of Common Stock underlying options that may be granted under the 1983 Plan and the 1984 Plan, and shares of Common Stock that may be issued under the Employee Stock Purchase Plan (the "Stock Purchase Plan").

(3) In accordance with Rule 416 under the Securities Act of 1933 (the "Securities Act"), there are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the operation of the anti-dilution provisions of the 1983 Plan, the 1984 Plan, and the Stock Purchase Plan.

(4) Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was calculated for an aggregate of 1,395,780 shares of Common Stock issuable upon exercise of outstanding options granted under the 1983 Plan and the 1984 Plan, based on an average exercise price of $5.96 per share.

(5) Pursuant to Rule 457(c) and (h) under the Securities Act, for the purpose of calculating the maximum aggregate offering price and the registration fee, the proposed maximum offering price per share was determined based upon the average of the high and low prices of the registrant's Common Stock as reported by the American Stock Exchange on October 28, 2002.

(6) E-Z-EM, Inc. previously paid a registration fee of $1,518.00 upon the filing of a registration statement on Form S-8 (Reg. No. 333-46600) on September 26, 2000, relating to 800,000 shares of Class B Common Stock issuable under the 1983 Plan, which offering of Class B Shares has been terminated. Following the filing of this registration statement, E-Z-EM, Inc. will withdraw from registration all 800,000 shares of Class B Common Stock remaining unsold under the earlier registration statement, resulting in an offset of $1,274.58 against the registration fee due for this registration statement pursuant to Rule 457(p) under the Securities Act.

                                EXPLANATORY NOTE

      In October 2002, the Company effected a recapitalization
("Recapitalization") by which all of its outstanding shares of Class A voting common stock, par value $.10 per share ("Class A Shares"), and Class B non-voting common stock, par value $.10 per share ("Class B Shares") were converted on a one-for-one basis into shares of a single, newly created class of common stock, par value $0.10 per share ("Common Stock").

      Prior to the Recapitalization, the Company had filed registration statements on Form S-8 (File Nos. 2-94563, 33-00184, 33-43168, 33-85010,
333-11325, and 333-46600) (the "Prior Registration Statements") relating to shares of its common stock issuable under its 1983 Stock Option Plan, 1984 Directors and Consultants Stock Option Plan, and Employee Stock Purchase Plan (collectively, the "Plans"). As a result of the Recapitalization and the terms of the Plans, the shares of the Company's capital stock issuable under the Plans (and registered under the Prior Registration Statements) were converted into shares of Common Stock. Accordingly, the Company is filing this registration statement for such shares of Common Stock and will thereafter withdraw from registration all shares of its common stock previously registered that remain unsold under the Prior Registration Statements.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed with the Securities and Exchange Commission (the "Commission") by E-Z-EM, Inc. (the "Company" or the "Registrant") (File No. 1-11479) are incorporated herein by reference and made a part hereof:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 1, 2002, filed with the Commission on August 29, 2002.

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 2002, filed with the Commission on October 15, 2002.

      (c) The Company's Definitive Proxy Statement on Schedule 14A, filed with the Commission on September 13, 2002.

      (d) The description of the Company's common stock, par value $0.10 per share, contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 22, 2002.

      (e) The Company's Current Reports on Form 8-K filed with the Commission on October 15, 2002 and October 22, 2002.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed documents that also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, agent or employee of the corporation, or is or was serving at the corporation's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of a corporation as well, but only to the extent of defense expenses, including attorneys' fees, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless and only to the extent that the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if a present or former officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding, referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful purchase or redemption of stock may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

      As permitted by the DGCL, the Company's certificate of incorporation includes a provision eliminating the personal liability of its directors to the Company and its stockholders for monetary damages for breach of their fiduciary duties as directors, subject to the exceptions set forth in DGCL Section 102. The Company's Bylaws provide that every person who is or was (i) a director, officer, or employee of the Company or a constituent corporation absorbed in a consolidation or merger, (ii) a director, officer, or employee of another enterprise serving as such at the request of the Company or a constituent corporation absorbed in a consolidation or merger, or (iii) a director, officer, or employee of the Company serving at its request as an administrator, trustee or other fiduciary of one or more benefit plans of the Company or another enterprise, shall be indemnified for all expenses and liabilities reasonably incurred in connection with any action, suit or proceeding involving such person in such capacity if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful, to the extent that (a) such person is not otherwise indemnified, and (b) such indemnification is permitted by applicable law.

      In May 2002, the Board of Directors formed a special committee of the Board comprised of three independent outside directors (the "Committee") to review, evaluate, negotiate and recommend to the full Board regarding a proposed reclassification or combination of the Company's two classes of common stock into a single class of common stock. Subsequently, by resolution of the Board of Directors, the Company agreed to indemnify, to the fullest extent not prohibited by the DGCL, each member of the Committee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, based in whole or in part on the fact that such person is or was a member of the Committee ("Proceeding") from and against any and all expense incurred by such member of the Committee in connection with such Proceeding, and agreed to pay the expenses incurred by such member of the Committee in advance of the final disposition of such action, suit or proceeding, within ten business days of submission to the Company of such expenses by any member of the Committee, to the fullest extent not prohibited by the DGCL.

      The Company maintains a directors and officers liability insurance and company reimbursement policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities and reimburses the Company for such losses for which the Company has lawfully indemnified the directors and officers. The policy contains various exclusions, none of which relate to the offering hereunder.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

Exhibit
Number      Exhibit
-------     --------------------------------------------------------------------

4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 and to Exhibit 1 to the Registrant's

            Registration Statement on Form 8-A, filed with the Commission on October 22, 2002)

4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 28, 1994, filed under Commission File No. 0-13003)

4.3 1983 Stock Option Plan of the Registrant, as amended through October 19, 1999 (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 26, 2000)

4.4 1984 Directors and Consultants Stock Option Plan of the Registrant, as amended through October 12, 1995 (incorporated by reference to Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 2, 1995, filed under Commission File No. 0-13003)

4.5 Employee Stock Purchase Plan of the Registrant, as amended through September 30, 2002 (incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2002)

5.1         Opinion of Davies Ward Phillips & Vineberg LLP

23.1        Consent of Grant Thornton LLP

23.2        Consent of Davies Ward Phillips & Vineberg LLP (included as part of
            Exhibit 5.1)

24 Power of Attorney (set forth on the signature page of the Registration Statement)

ITEM 9.     UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            1. To file during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
            Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, on the 31st day of October, 2002.

                                       E-Z-EM, Inc.


                                       By: /s/ Anthony A. Lombardo
                                           -------------------------------------
                                           Anthony A. Lombardo, President and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

      Each person whose signature appears below hereby appoints Anthony A. Lombardo and Dennis J. Curtin, and each of them, severally, acting alone and without the other his or her true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                      Title                           Date
        ---------                      -----                           ----

/s/ Howard S. Stern        Chairman of the Board and Director   October 31, 2002
-----------------------
Howard S. Stern


/s/ Anthony A. Lombardo    President, Chief Executive Officer   October 31, 2002
-----------------------    and Director
Anthony A. Lombardo


/s/ Dennis J. Curtin       Senior Vice President -              October 31, 2002
-----------------------    Chief Financial Officer
Dennis J. Curtin           (Principal Financial
                           and Accounting Officer)


/s/ Michael A. Davis       Director                             October 31, 2002
-----------------------
Michael A. Davis


/s/ Paul S. Echenberg      Director                             October 31, 2002
-----------------------
Paul S. Echenberg


/s/ James L. Katz          Director                             October 31, 2002
-----------------------
James L. Katz


/s/ Donald A. Meyer        Director                             October 31, 2002
-----------------------
Donald A. Meyer

/s/ David P. Meyers        Director                             October 31, 2002
-----------------------
David P. Meyers


/s/ George P. Ward         Director                             October 31, 2002
-----------------------
George P. Ward


/s/ Robert J. Beckman      Director                             October 31, 2002
-----------------------
Robert J. Beckman

                                  EXHIBIT INDEX

Exhibit
Number      Exhibit
-------     --------------------------------------------------------------------

    4.1 Restated Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1997 and to Exhibit 1 to the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 22, 2002)

    4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 28, 1994, filed under Commission File No. 0-13003)

    4.3 1983 Stock Option Plan of the Registrant, as amended through October 19, 1999 (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended February 26, 2000)

    4.4 1984 Directors and Consultants Stock Option Plan of the Registrant, as amended through October 12, 1995 (incorporated by reference to Exhibit 10(b) to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended December 2, 1995, filed under Commission File No. 0-13003)

    4.5 Employee Stock Purchase Plan of the Registrant, as amended through September 30, 2002 (incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2002)

    5.1     Opinion of Davies Ward Phillips & Vineberg LLP

    23.1    Consent of Grant Thornton LLP

    23.2    Consent of Davies Ward Phillips & Vineberg LLP (included as part of
            Exhibit 5.1)

    24 Power of Attorney (set forth on the signature page of the Registration Statement)